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                                Exhibit 23(b)

Consent of KPMG Peat Marwick to incorporate their opinion into this Current Report on Form 8-K dated July 26, 1994.







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                                                                   Exhibit 23(b)





                              ACCOUNTANTS' CONSENT




The Board of Directors
Grenada Sunburst System Corporation:


We consent to the inclusion of our report dated January 28, 1994, with respect to the consolidated balance sheets of Grenada Sunburst System Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the Form 8-K of Union Planters Corporation dated July 26, 1994.




                                             /s/ KPMG PEAT MARWICK




Memphis, Tennessee
July 26, 1994